Exhibit 10.2

MODIFICATION AND SETTLEMENT AGREEMENT

This Settlement and Modification Agreement is made and entered into effective the 24th day of June, 2011, by and among  I GOTCHA HOLDINGS, LLC (“I GOTCHA” or "IGH"); FEEL GOLF COMPANY, INC. (“FEEL GOLF: or “FGCI”), and PROLINE SPORTS, INC., (“PROLINE SPORTS” or “PLS”).

W I T N E S S E T H:

WHEREAS, PROLINE SPORTS, INC. and FEEL GOLF COMPANY, INC. entered into an Asset Purchase Agreement on or about December 4, 2010, whereby FEEL GOLF agreed to purchase all of the assets of PROLINE SPORTS, and on the same date and as a condition of the Asset Purchase Agreement, I GOTCHA HOLDINGS, LLC and FEEL GOLF COMPANY, INC. entered into a Consulting Agreement, (hereinafter referred to as the “IGH Consulting Agreement”), and;

WHEREAS, the IGH Consulting Agreement is a material part of the Asset Purchase Agreement and any breach of the IGH Consulting Agreement shall be treated as a breach of the Asset Purchase Agreement and the IGH Consulting Agreement.  (A copy of the Asset Purchase Agreement and IGH Consulting Agreement are attached hereto as Exhibit “A”), and;

WHEREAS, I GOTCHA HOLDINGS, LLC, filed suit against FEEL GOLF COMPANY, INC. in the Circuit Court of the 18th Judicial Circuit in and for Seminole County, Case Number: 11-CA-2152-15-L, for monies past due and for an injunction against selling or disposing of IGH inventory in the possession of FGCI, and;

WHEREAS, the Parties are desirous of resolving the disputes that may exist between the parties, and;

WHEREAS, in an effort to resolve the disputes between the Parties, IGH has filed a Voluntary Dismissal of the above referenced lawsuit in order to give the Parties time to resolve the dispute and to reduce any agreement to writing;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.           At the time the IGH Consulting Agreement was entered into on December 4, 2010, the Plaintiff, IGH owned inventory related to golf products believed to be valued between $300,000 and $400,000 (the “IGH Inventory”).  See Exhibit “A” at ¶2.04.  Said inventory was and partially still is located at 107 Commerce Way, Sanford, Florida, a building leased by the Defendant from a third party.

2.           FGCI agreed to purchase said inventory on an as needed basis to fulfill orders.  See Exhibit “A” at ¶2.04.  It was further agreed that “FGCI shall treat IGH as a vendor for the purpose of purchase of the salable inventory” and that IGH was to be paid “net 30 days.”  Id.

3.           On March 8, 2010 IGH and FGCI entered into a subsequent agreement providing for payment “no later than 65 days from the date of shipment of respective inventory.”  A copy thereof is attached hereto and incorporated herein as Exhibit “B”.

4.           From February 14, 2011 thru June 10, 2011, FGCI has sold inventory owned by IGH for which FGCI owes IGH $128,415.31.  Of that amount $57,018.38 is over 65 days past due.  FGCI is entitled to a credit of $8,826.34 as a result of deposits made to IGH’s account.

5.           It is agreed that FGCI owes IGH a total of $119,588.97 for inventory sold as of June 10, 2011.

6.           It is further agreed that inventory owned by IGH valued at $185,252.39 remains in the possession of FGCI at 107 Commerce Way, Sanford, Florida as of June 10, 2011.

7.           It is further agreed that FGCI is in default of the provisions of the IGH Consulting Agreement providing for the escrow of FGCI stock with the law firm of Anslow & Jaclin, LLP and that FGCI is in default relative to payment of consulting fees pursuant to the IGH Consulting Agreement.

8.           It is agreed that FGCI shall pay IGH $3,500 towards cost of litigation identified in the above Whereas clauses.  Said amount is to be added to the $119,588.97 past due amount and paid pursuant to paragraph 9(f) of this agreement.

9.           In consideration of IGH having filed a Voluntary Dismissal without Prejudice of the above referenced lawsuit, and in consideration of the promises and mutual covenants and agreements contained herein, the Parties further agree as follows:

a.           That upon failure to comply with any provision of this agreement, IGH and/or PSI is entitled to seek an injunction with the legally prescribed notice and without bond prohibiting FGCI from selling or otherwise disposing of any further IGH inventory in its possession.  FFCI specifically waives all requirements as to notices and arbitration as contained in the Agreement as it relates to the enforcement of this settlement agreement.  The Parties agree that any Party in default of this agreement is entitled to three (3) business days notice of default.

c.           That upon failure to make payments as set for the herein, IGH is entitled to commence an action seeking the entry of a Judgment of $119,588.97 plus $3,500.00 agreed to attorney fees less any sums paid toward that arrearage and attorney fees after the date of this agreement.

d.           That within ten (10) days of the execution of the Escrow Agreement annexed hereto as Exhibit “C,” FGCI will see to it that the law firm of Anslow & Jaclin, LLP will place in escrow 833,000 shares of FGCI’s Series A Preferred Stock pursuant to  paragraphs 2.00(b) and 6(e) of the IGH Consulting Agreement. FGCI will provide proof of said escrow to IGH.

e.           The parties agree that Albert J. Light, or his agents, shall have access to necessary records relating to the sale of IGH’s inventory sold and receipts for same. Albert J. Light will also have current access to accounting records, including general ledgers and President’s weekly reports.

f.           That from the date of this agreement until such time as the sum of $123,088.97 (representing $119,588.97 inventory sold as of June 10, 2011, plus $3,500.00 contribution toward attorney fees)  FGCI will pay to IGH 30% of all sales income received by FGCI.  Said payments are to be made immediately upon receipt of the income by FGCI by depositing to an account designated by IGH and notifying IGH by email as to the amount of each deposit on the day of the deposit.  So that there is no misunderstanding, the 30% is from all sales, and not limited to the sale of IGH inventory.  Additionally, once the sum of $123,088.97 is paid by FGCI to IGH, FGCI will then pay IGH 25% of all sales income received by FGCI until the sum of $185,252.39 (representing value of inventory on hand as of June 10, 2010) is paid in full. Pursuant to the March 8, 2011 amendment, five (5) percent interest per annum will be paid on the unpaid balance.

g.           That FGCI is in default of paragraph 2.01 (a) of the IGH Consulting Agreement and that as of the date of this agreement is indebted to IGH in the sum of $25,878.00.  Said default to be corrected by FGCI with the filing of a Registration Statement on Form S-8 (the “S-8) with the Securities and Exchange Commission within twenty (20) days of this agreement. FGCI will issue the required stock within ten (10) days from the effective date of the S-8.

h.           That FGCI is in default of paragraph 2.01 (b) of the IGH Consulting Agreement and that as of the date of this agreement is indebted to IGH in the sum of $14,393.31.  Said default is to be corrected within ten (10) days of this agreement by the payment in cash.

i.           That the parties hereto re-affirm the provisions of the IGH Consulting Agreement dated December 4, 2010, and further agree that Albert J. Light shall have access to all of the facilities of Feel Golf, to the employees of Feel Golf and to all suppliers, contractors and consultants of Feel Golf for the purpose of performance of the duties set forth in the IGH Consulting Agreement.

IN WITNESS WHEREOF, the Parties hereto have affixed or caused to be affixed, their respective signatures effective on the day and year first written above.

FEEL GOLF COMPANY, INC.

/s/ Lee Miller
By: Lee Miller, President
Date:     June 24, 2011

PROLINE SPORTS, INC.

/s/ Albert J. Light
By:        Albert J. Light, President
Date:     June 24, 2011

I GOTCHA HOLDINGS, LLC

/s/ Albert J. Light
By:        Albert J. Light, President

Date:     June 24, 2011